SENTINEL GROUP FUNDS, INC.

ARTICLES SUPPLEMENTARY

SENTINEL GROUP FUNDS, INC., a Maryland corporation registered as an open-end management investment company under the Investment Company Act of 1940 ("Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland ("SDAT") that:

FIRST:  Pursuant to Article FIFTH of the charter of the Corporation (the "Charter"), upon the closing and liquidation (the "Liquidation") of Sentinel Small/Mid Cap Fund, a series of common stock, $.01 par value per share (the "Common Stock"), of the Corporation, and the redemption of all outstanding shares of such series in the Liquidation, all authorized shares of such series were returned to the status of authorized but unissued shares of Common Stock without further classification or designation.  As a result of such automatic reclassification, and prior to giving effect to the classification set forth below, the number of authorized shares of Common Stock without further classification or designation is 480,000,000.

SECOND:  Pursuant to Article FIFTH of the Charter, (i) Class A shares of the Georgia Municipal Bond Fund, a series of Common Stock, were automatically converted to Class I shares of the same series; (ii) Class B shares of the International Equity Fund, a series of Common Stock, were automatically converted to Class A shares of the same series; and (iii) Class B shares of the Mid Cap Fund, a series of Common Stock, were automatically converted to Class A shares of the same series.  Accordingly, pursuant to authority expressly vested in the Board of Directors  (the "Board of Directors") of the Corporation by the Article FIFTH of the Charter, and pursuant to Section 2-208 of the Maryland General Corporation Law, the Board of Directors adopted resolutions reclassifying all authorized but unissued (i) Class A shares of the Georgia Municipal Bond Fund, (ii) Class B shares of the International Equity Fund and (iii) Class B shares of the Mid Cap Fund as authorized but unissued shares of Common Stock without further classification or designation.

THIRD:  Immediately after these Articles Supplementary are accepted for record by the SDAT, the total number of authorized shares of Common Stock is 2,940,000,000, of which 560,000,000 are shares of Common Stock without further classification or designation and 2,380,000,000 are shares of Common Stock classified and designated as follows:

Class A	Number of Shares Allocated
Sentinel Balanced Fund	40,000,000
Sentinel Capital Growth Fund	40,000,000
Sentinel Common Stock Fund	75,000,000
Sentinel Conservative Allocation Fund	20,000,000
Sentinel Government Securities Fund	90,000,000
Sentinel Growth Leaders Fund	20,000,000
Sentinel International Equity Fund	20,000,000
Sentinel Mid Cap Fund	45,000,000
Sentinel Mid Cap Value Fund	40,000,000
Sentinel Short Maturity Government Fund	150,000,000
Sentinel Small Company Fund	300,000,000
Sentinel Sustainable Core Opportunities Fund	40,000,000
Sentinel Sustainable Growth Opportunities Fund	40,000,000

Class B	Number of Shares Allocated
Sentinel Balanced Fund	20,000,000
Sentinel Common Stock Fund	20,000,000
Sentinel Conservative Allocation Fund	10,000,000
Sentinel Small Company Fund	40,000,000

Class C	Number of Shares Allocated
Sentinel Balanced Fund	10,000,000
Sentinel Capital Growth Fund	40,000,000
Sentinel Common Stock Fund	10,000,000
Sentinel Conservative Allocation Fund	10,000,000
Sentinel Government Securities Fund	20,000,000
Sentinel Growth Leaders Fund	20,000,000
Sentinel International Equity Fund	10,000,000
Sentinel Mid Cap Fund	30,000,000
Sentinel Mid Cap Value Fund	40,000,000
Sentinel Small Company Fund	50,000,000

Class D	Number of Shares Allocated
Sentinel Balanced Fund	20,000,000

Class I	Number of Shares Allocated
Sentinel Balanced Fund	40,000,000
Sentinel Capital Growth Fund	40,000,000
Sentinel Common Stock Fund	40,000,000
Sentinel Georgia Municipal Bond Fund	40,000,000
Sentinel Government Securities Fund	40,000,000
Sentinel Growth Leaders Fund	40,000,000
Sentinel International Equity Fund	40,000,000
Sentinel Mid Cap Fund	40,000,000
Sentinel Mid Cap Value Fund	40,000,000
Sentinel Small Company Fund	170,000,000
Sentinel Sustainable Core Opportunities Fund	40,000,000
Sentinel Sustainable Growth Opportunities Fund	40,000,000

Class S	Number of Shares Allocated
Sentinel Short Maturity Government Fund	500,000,000

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FOURTH:  The shares of Common Stock described in Article SECOND above have been reclassified by the Board of Directors under the authority contained in the Charter.

FIFTH:  These Articles Supplementary have been approved by the Board of Directors in the manner and by the vote required by law.  These Articles Supplementary do not increase the total number of authorized shares of stock of the Corporation.

SIXTH:  The undersigned Vice President of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned Vice President acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

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IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be signed in its name and on its behalf by its Vice President and attested by its Secretary as of the 23rd day of April, 2010.

ATTEST:                                                         SENTINEL GROUP FUNDS, INC.

By:_/s/Lisa F. Muller____                    By:___/s/ Thomas P. Malone________

     Lisa F. Muller                                                   Thomas P. Malone

     Secretary                                                         Vice President

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